UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2020

WESCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14989	25-1723342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania	15219 (Zip Code)
(Address of principal executive offices)

(412) 454-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange

Item 7.01.	Regulation FD Disclosures.

On April 30, 2020 and in connection with the Agreement and Plan of Merger, dated as of January 10, 2020, by and among WESCO International, Inc., Warrior Merger Sub, Inc., and Anixter International Inc. (the “Merger”), WESCO Distribution, Inc. (“WESCO”), a wholly owned subsidiary of WESCO International, Inc., launched offers to purchase for cash any and all of Anixter Inc.’s (“Anixter”), a wholly owned subsidiary of Anixter International Inc., outstanding 5.50% Senior Notes due 2023 (the “2023 Notes”) and any and all of Anixter Inc.’s outstanding 6.00% Senior Notes due 2025 (the “2025 Notes,” and together with the 2023 Notes, the “Notes,” and each series of the Notes, a “Series”).  The offer for the 2023 Notes and the offer for the 2025 Notes are collectively referred to as the “Offers.”

In connection with the Offers and with respect to each Series of Notes, registered holders (the “Holders”) of such Notes who tendered will be deemed to have consented to amend the applicable indenture establishing the 2023 Notes and 2025 Notes (each, the “Indenture”) to (i) eliminate substantially all of the restrictive covenants, eliminate certain “Events of Default” and eliminate any requirement to make a change of control offer, in each case in the applicable Indenture, as set forth in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) (the “Offer Exit Proposed Amendments”) and (ii) the Change of Control Proposed Amendments (as defined below).

Simultaneously and in connection with the Merger, Anixter launched consent solicitations with respect to each Series of Notes (the “Anixter Consent Solicitations”) to amend the definition of “Change of Control” under the applicable Indenture to exclude the Merger and related transactions and expressly permit a merger between Anixter International, Inc. and Anixter in which Anixter survives (the “Change of Control Proposed Amendments”).

The Offer to Purchase describes the circumstances in which consents for the Change of Control Proposed Amendments for any Series of Notes deemed to be delivered in respect of Notes validly tendered and not validly withdrawn pursuant to either Offer may be aggregated with consents delivered in the applicable Anixter Consent Solicitation to determine whether the applicable supplemental indenture can be executed.

With regards to any Notes, a Holder may participate in either the Offer made by WESCO or the Anixter Consent Solicitation made by Anixter, but not both.

On April 30, 2020, WESCO International, Inc. and Anixter International, Inc. issued a joint press release announcing the Offers and Anixter Consent Solicitations.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference herein.

This information that is furnished shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information and exhibit in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 30, 2020, issued by WESCO International, Inc. and Anixter International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This information that is furnished in Exhibit No. 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

Date: April 30, 2020	By:	/s/ David S. Schulz
Name:	David S. Schulz
Title:	Senior Vice President and Chief Financial Officer

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